UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 15, 2024

Westlake Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32260	76-0346924
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2801 Post Oak Boulevard, Suite 600
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 960-9111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WLK	The New York Stock Exchange
1.625% Senior Notes due 2029	WLK 29	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 15, 2024, Westlake Corporation (the “Company”) announced the following leadership transitions, effective July 15, 2024 (the “Effective Date”):

•	James Chao, formerly the Chairman of the Board of Directors of the Company (the “Board”), transitioned to the position of Senior Chairman of the Board;

•	Albert Chao, formerly the President, Chief Executive Officer and Director of the Company, transitioned to the position of Executive Chairman of the Board; and

•	Jean-Marc Gilson was appointed as the President and Chief Executive Officer of the Company.

This leadership transition is the culmination of a thoughtful succession planning process by the Board to position the Company for the future.

In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Gilson was also appointed as President and Chief Executive Officer and a director of Westlake Chemical Partners GP LLC, a wholly-owned subsidiary of the Company and the general partner of Westlake Chemical Partners LP.

Prior to joining the Company, Mr. Gilson (age 60) served as President, Chief Executive Officer and Representative Director of Mitsubishi Chemical Group Corporation (formerly known as Mitsubishi Chemical Holdings Corporation), an international producer of specialty chemicals and industrial products, from April 2021 until April 2024. From September 2014 until December 2020, Mr. Gilson served as Chief Executive Officer of Roquette Frères, a family-owned global leader in plant-based ingredients and a leading provider of pharmaceutical excipients. Before that, Mr. Gilson served as Vice-Chairman and Chief Operating Officer of NuSil Technology LLC, a global manufacturer of medical- and space-grade silicone technology. Earlier in his career, Mr. Gilson held various leadership roles at Dow Corning Corporation, including Executive Vice President, Specialty Chemicals Business, before becoming Chief Executive Officer of Avantor Performance Materials, Inc. Mr. Gilson holds a Master of Science in Chemical Engineering from the University of Liege in Belgium and a Master of Business Administration from the International Institute for Management Development in Switzerland.

In connection with his appointment as President and Chief Executive Officer of the Company, Mr. Gilson will receive an annual base salary of $1,250,000, a 2024 target bonus of 120% of base salary under the Company’s Annual Incentive Plan, a target bonus of 8% of eligible quarterly salary under the Company’s Quarterly Incentive Plan and a long-term incentive award with a target grant value of 400% of base salary under the Company’s amended and restated 2013 Omnibus Incentive Plan (each prorated based on Mr. Gilson’s start date). Mr. Gilson will also receive a sign-on bonus of restricted stock units (“RSUs”) under the Company’s 2013 Omnibus Incentive Plan with a total aggregate grant date fair value of $3,000,000. The number of shares of common stock of the Company underlying the RSUs will be determined by dividing the aggregate grant date fair value by the average of the high and low prices of the Company’s common stock on the Effective Date. The RSUs fully vest on the third anniversary of the Effective Date, provided that Mr. Gilson remains in continuous full-time employment with the Company through July 15, 2027.

There are no family relationships between Mr. Gilson and any director or executive officer of the Company. Since the beginning of 2023, the Company in the ordinary course of business has purchased less than $0.5 million of goods from Mitsubishi Chemical Group Corporation. There are no arrangements or understandings between Mr. Gilson and any other person pursuant to which he was appointed as an officer of the Company.

Item 7.01. Regulation FD Disclosure.

On July 15, 2024, the Company issued a press release announcing the leadership transitions. A copy of that press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

99.1	Press release issued July 15, 2024.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTLAKE CORPORATION

Date: July 15, 2024	By:	/s/ L. Benjamin Ederington
L. Benjamin Ederington
Executive Vice President, Performance and Essential Materials, General Counsel and Chief Administrative Officer